SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006 (September12, 2006)

COWEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52048	84-1702964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1221 Avenue of the Americas
New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 562-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

The penultimate paragraph under this Item is hereby amended to read as follows:

Each non-executive director will receive total compensation of $62,500 for their service from the date of their appointment through the 2007 annual shareholders’ meeting.  Such compensation includes $37,500 in cash plus $25,000 in Restricted Stock Units valued as of the close of business on September 13, 2006.  For each year thereafter, each non-executive director will receive annual compensation of $75,000, consisting of $50,000 in cash and $25,000 in Restricted Stock Units.  The Restricted Stock Units are vested and not subject to forfeiture, but, except in the event of death, the underlying shares of Cowen Group, Inc. will not be delivered to the holder for at least one year from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2006	COWEN GROUP, INC.

/s/ Christopher A. White
	By:	Christopher A. White
	Title:	Vice President